EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201708) of BioPharmX Corporation of our report dated April 20, 2015 relating to the consolidated financial statements, which appears in this Transition Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
April 20, 2015